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                               FINANCING AGREEMENT

          THIS FINANCING AGREEMENT, dated as of October 12, 1998, is by and between THRUSTMASTER, INC., an Oregon corporation ("Borrower"), and U.S. BANCORP REPUBLIC COMMERCIAL FINANCE, INC., a Minnesota corporation (the "Lender").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings:

          "ACCOUNTS": Each and every right to payment of Borrower, whether such right to payment arises out of a sale or lease of goods by Borrower, or other disposition of goods or other property of Borrower, out of a rendering of services by Borrower, out of a loan by Borrower, out of an assignment to Borrower by Guarantor, out of damage to or loss of goods in the possession of a railroad or other carrier or any other bailee, out of overpayment of taxes or other liabilities of Borrower, or which otherwise arises under any contract or agreement, or from any other cause, whether such right to payment now exists or hereafter arises and whether such right to payment is or is not yet earned by performance and howsoever such right to payment may be evidenced, together with all other rights and interest (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor (as defined in the Uniform Commercial Code in effect in the State of Minnesota) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; specifically (but without limitation), the term includes all present and future instruments, documents, chattel papers, accounts and contract rights of Borrower.

          "ACCOUNTS ADVANCE":  As defined in Section 2.1(a).

          "ADVANCE": An Accounts Advance, and/or an Inventory Advance, as the context may require.

          "AFFILIATE": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The


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term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "BAILEE LETTERS": Those letters to be executed by Kamino International Transport and Expeditors International/PDX.

          "BANK":  U.S. Bank National Association.

          "BORROWING BASE CERTIFICATE":  As defined in Section 2.2.

          "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of where the Lender is located).

          "CLOSING DATE": The date of this Agreement; PROVIDED that all the conditions precedent to the making of the initial Advance, as set forth in
Article III, have been, or, on such Closing Date, will be, satisfied. The Borrower shall give the Lender not less than one Business Day's prior notice of the day selected as the Closing Date.

          "ELIGIBLE ACCOUNTS": Accounts owned by the Borrower which the Lender, in its sole and absolute discretion, deems eligible for Advances, but which, at a minimum, are subject to a first priority perfected security interest in favor of the Lender and not subject to any assignment, claim or Lien other than the Lien in favor of the Lender and other Liens consented to by the Lender in writing, but specifically excluding (a) Accounts which are not earned; (b) Accounts which are unpaid more than thirty (30) days after the original due date; (c) Accounts owed by debtors 25% or more of whose Accounts owed are otherwise ineligible; (d) Accounts owned by any debtor whose Accounts owed to the Borrower constitute more than 25% of all Accounts owed to the Borrower; (e) Accounts representing progress billings, or retainages, or for work covered by any payment or performance bond; (f) Accounts owed by any of the Borrower's Affiliates; (g) Accounts owed by debtors not located in the United States, unless supported by a letter of credit issued by a U.S. bank in favor of the Borrower which has been delivered to the Lender or are covered by a credit insurance policy acceptable to Lender in its sole discretion; (h) Accounts as to which any warranty or representation contained in any security agreement or other agreement of the Borrower with or given to the Lender with respect to any such Account is untrue in any material respect; (i) Accounts as to which the account debtor has disputed liability, or made any claim with respect to any other Account due from such account debtor to the Borrower, other than cross credits and cross debits in the ordinary course of business;
(j) Accounts with respect to which the account debtor is also a creditor of Borrower, but only to the extent of the amount owed by Borrower to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor that

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otherwise would be Eligible Accounts; (k) Accounts as to which the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code, assigned any assets for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code has been filed against the account debtor, or if the account debtor has failed, suspended business, become insolvent, or has had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; (l) Accounts owed by any federal government or government agency; (m) Accounts evidenced by a promissory note or other instrument; and
(n) Accounts as to which the Lender believes that collection of any such Account is insecure or that any such Account may not be paid by reason of the account debtor's financial inability to pay.

          "ELIGIBLE FOREIGN ACCOUNTS": Accounts owned by the Borrower or which have been assigned to the Borrower by the Guarantor, which the Lender, in its sole and absolute discretion, deems eligible for Advances, but which, at a minimum, are subject to a first priority perfected security interest in favor of the Lender (by virtue of the filing of a Form 395, or otherwise) and not subject to any assignment, claim or Lien other than the Lien in favor of the Lender and other Liens consented to by the Lender in writing, but specifically excluding (a) Accounts which are not earned; (b) Accounts which are unpaid more than thirty (30) days after the original due date; (c) Accounts owed by debtors 25% or more of whose Accounts owed are otherwise ineligible; (d) Accounts owned by any debtor whose Accounts owed to the Borrower constitute more than 25% of all Accounts owed to the Borrower; (e) Accounts representing progress billings, or retainages, or for work covered by any payment or performance bond; (f) Accounts owed by any of the Borrower's Affiliates; (g) Accounts not supported by a letter of credit issued by a U.S. bank in favor of the Borrower which has been delivered to the Lender or are covered by a credit insurance policy acceptable to Lender in its sole discretion; (h) Accounts as to which any warranty or representation contained in any security agreement, debenture or other agreement of the Borrower with or given to the Lender with respect to any such Account is untrue in any material respect; (i) Accounts with respect to which the account debtor is also a creditor of Borrower, but only to the extent of the amount owed by Borrower to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor that otherwise would be Eligible Foreign Accounts; (j) Accounts as to which the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code, assigned any assets for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code has been filed against the account debtor, or if the account debtor has failed, suspended business, become insolvent, or has had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; (k) Accounts owed by any federal government or government agency; (l) Accounts evidenced by a promissory note or other instrument; and (m) Accounts as to which the Lender believes that collection

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of any such Account is insecure or that any such Account may not be paid by reason of the account debtor's financial inability to pay.

          "ELIGIBLE INVENTORY": Inventory of the Borrower which the Lender, in its sole and absolute discretion, deems eligible for Advances, but which meets the following minimum requirements: (a) it is owned by the Borrower, is subject to a first priority perfected security interest in favor of the Lender, and is not subject to any assignment, claim or Lien other than (i) a Lien in favor of the Lender and (ii) Liens consented to by the Lender in writing; (b) it consists of finished product (not including work in process and supplies); (c) if held for sale or lease or furnishing under contracts of service, it is (except as the Lender may otherwise consent in writing) new and unused; (d) except as the Lender may otherwise consent, it is not stored with a bailee, warehouseman or similar party; if so stored with the Lender's consent, such bailee, warehouseman or similar party has issued and delivered to the Lender, in form and substance acceptable to the Lender, such documents and agreements as the Lender may require, including, without limitation, warehouse receipts therefor in the Lender's name; (e) it is not goods in transit, except for goods in transit shipped ocean freight by a United States based freight forwarding company for which Lender has received bills of lading; (f) the Lender has determined, in its sole and absolute discretion, that it is not unacceptable due to age, type, category, quality and/or quantity; (g) it is not held by the Borrower on consignment and is not subject to any other repurchase or return agreement; (h) it is not held by a customer of the Borrower or any other Person on consignment; (i) it complies with all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale; and (j) the warranties, representations and covenants contained in any security agreement or other agreement of the Borrower with or given to the Lender relating directly or indirectly to the Borrower's Inventory are applicable to it without exception.

          "FACILITY AMOUNT":   As defined in Section 2.1

          "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

          "GUARANTOR": ThrustMaster (Europe) Limited, a United Kingdom corporation.

          "GUARANTY": That Guaranty to be executed by the Guarantor in form and substance satisfactory to the Lender.

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          "INVENTORY": Any and all of the Borrower's goods, including, without limitation, goods in transit, wherever located which are or may at any time be leased by the Borrower to a lessee, held for sale or lease, furnished under any contract of service or held as raw materials, work in process, or supplies or materials used or consumed in the Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods, the sale or other disposition of which has given rise to a Receivable, which are returned to and/or repossessed and/or stopped in transit by the Borrower or the Lender, or at any time hereafter in the possession or under the control of the Borrower or the Lender, or any agent or bailee of either thereof, and all documents of title or other documents representing the same.

          "INVENTORY ADVANCE":  As defined in Section 2.1(b).

          "LANDLORD'S WAIVERS": Those Waivers to be executed by Evergreen Business and Stewart Stiles Warehouse in form and substance satisfactory to the Lender.

          "LOAN DOCUMENTS": This Agreement, the Security Agreement, the Guaranty and any documents described in Section 3.1(a).

          "LIEN": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

          "PERSON": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "REFERENCE RATE": The rate of interest from time to time publicly announced by U.S. Bank National Association as its "reference rate"; U.S. Bank National Association may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate changes.

          "SECURITY AGREEMENT": That Security Agreement to be executed by the Borrower in form and substance satisfactory to the Lender.

          Section 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be

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interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

          Section 1.3 OTHER DEFINITIONAL TERMS,TERMS OF CONSTRUCTION. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement are irrevocably paid in full.

                                   ARTICLE II

                                TERMS OF LENDING

          Section 2.1 THE ADVANCES. On the terms and subject to the conditions hereof, at the Borrower's request, the Lender, in its absolute and sole discretion and without any commitment to do so, may make the following Advances available to the Borrower:

               2.1(a) up to sixty-five percent (65%) of the net amount of Eligible Accounts and Eligible Foreign Accounts which are listed in the Borrower's most current Borrowing Base Certificate and which are deemed eligible for advances by the Lender, or such greater or lesser percentage at the Lender's sole and absolute discretion, not to exceed a maximum amount of $16,000,000 (the "Accounts Advances");

               In addition, at Borrower's request, and subject to Lender's authorization in its sole discretion, U.S. Bank National Association (the "Bank") may issue letters of credit for Borrower's account ("Letter of Credit") in an aggregate amount not to exceed $1,500,000 ("Letter of Credit Amount"). Upon the occurrence of any draw under any Letter of Credit that the Lender has in writing guaranteed, the Lender will pay to the Bank 100% of such draw and treat such payment as an advance against Eligible Accounts and/or Eligible Foreign Accounts by Lender to Borrower hereunder and a reimbursement by Borrower in full of such draw, whether or not Lender has determined for all other purposes to cease making loans to Borrower hereunder. The amount of any unreimbursed draw and the amount available to be drawn under any Letter of Credit shall both be treated as an

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outstanding advance against Eligible Accounts and/or Eligible Foreign Accounts hereunder for the purpose of determining the amount which may be advanced under this Section 2.1 against Eligible Accounts and/or Eligible Foreign Accounts.

               In the event that the Lender exercises its discretion to make demand for payment of the amounts advanced hereunder, or this Agreement is terminated in accordance with the provisions of Article VII, while there remains any amount available to be drawn under any Letter of Credit, Borrower will pay to Lender the amount available to be drawn under the Letter of Credit, which amount shall be held by Lender as security for Borrower's obligation to reimburse Lender for any draw on any Letter of Credit for which Lender reimburses the Bank. Said amount shall be applied as reimbursement of any draw under any Letter of Credit for which Lender reimburses the Bank with any balance, if any, to be returned to Borrower upon the expiration of all Letters of Credit and at such time that no amount is available to be drawn under any Letter of Credit.

               2.1(b) up to fifty percent (50%) of the net amount of Eligible Inventory which is listed in the Borrower's most current Borrowing Base Certificate and which is deemed eligible for advances by the Lender, or such greater or lesser percentage at the Lender's sole and absolute discretion, not to exceed a maximum amount of (i) $2,500,000 from August 1 through January 30 of each year and (ii) $1,500,000 from January 31 through July 31 of each year (the "Inventory Advances");

The total amounts advanced under sections 2.1 (a) through (b) hereof is the "Facility Amount."

Loans for additional sums requested by the Borrower may be made at the Lender's sole discretion based upon the Lender's valuation of the Borrower's collateral or other factors. The Borrower acknowledges and agrees that the Lender may from time to time, for the Lender's convenience, segregate or apportion the Borrower's collateral for purposes of determining the amounts and maximum amounts of Advances which may be made hereunder. Nevertheless, the Lender's security interest in all such collateral, and any other collateral rights, interests and properties which may now or hereafter be available to the Lender, shall secure and may be applied to the payment of any and all Advances and other indebtedness secured by the Lender's security interest, in any order or manner of application and without regard to the method by which the Lender determines to make Advances hereunder.

          Section 2.2 PROCEDURE FOR ADVANCES; WIRE TRANSFER FEES. Any request by the Borrower for an Advance shall be in writing and must be given so as to be received by the Lender not later than 10:30 a.m. Pacific time on the requested Advance date, or such later time as may be acceptable to the Lender in its sole discretion. Each request for an Advance shall be irrevocable and shall be deemed a

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representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue to be satisfied and the representations and warranties set forth in Article IV will continue to be true. Each request for an Advance shall specify the requested Advance date (which must be a Business
Day) and the amount of such Advance. Each request for an Advance shall be accompanied by a Borrowing Base Certificate signed by a duly authorized officer of the Borrower in form and substance satisfactory to the Lender (the "Borrowing Base Certificate"). If the Lender determines, in its absolute and sole discretion, to make the requested Advance, the Lender will wire transfer to the Borrower's Account on the requested Advance date the amount of the requested Advance. The Borrower will pay to the Lender a wire transfer fee of $20 per wire transfer of any Advance to the Borrower's account if the request for an Advance.

          Section 2.3 INTEREST RATES AND INTEREST PAYMENTS. Interest shall accrue on the unpaid balance of the Advances at a floating rate per annum equal to the sum of the Reference Rate plus 2.0% (the "Blended Rate"), which Blended Rate Borrower acknowledges to be a combination of the interest rates charged by Lender (equal to the sum of the Reference Rate plus 2.5%) and the Bank (equal to the sum of the Reference Rate plus 1.5%) with both Lender and the Bank participating equally in the Advances, and shall be due and payable monthly in arrears on the last day of each calendar month; PROVIDED, HOWEVER, that (i) upon the occurrence and during the continuance of any failure by the Borrower to comply with any agreement or covenant of the Borrower under any Loan Document or (ii) the inability or unwillingness of the Bank to continue providing funding for fifty percent (50%) of the Advances due to the Bank's determination, in its sole and absolute discretion of an increased credit risk or a materially adverse change in the Borrower's business, the unpaid balance of the Advances shall thereafter bear interest at a floating rate equal to the sum of (a) the Blended Rate, plus (b) 2% and shall be due and payable on demand; AND PROVIDED FURTHER that the minimum amount of interest due and payable in any calendar year shall not be less than $250,000 prorated monthly. For example the minimum interest for calendar year 1998 due and payable on January 2, 1999 shall be $62,500. For example the minimum interest for calendar year 1999, assuming this Agreement is terminated as of September 30, 1999 shall be $187,500 due and payable on October 1, 1999.

          Section 2.4  REPAYMENT AND PREPAYMENT.

     ALL ADVANCES SHALL BE DUE AND PAYABLE ON DEMAND; NOTHING SET FORTH IN THIS AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE BORROWER AND THE LENDER SHALL IN ANY WAY LIMIT THE LENDER'S RIGHT TO DEMAND PAYMENT OF THE ADVANCES IN WHOLE OR IN PART.

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          Section 2.5  COMPUTATION.  Interest on the Advances shall be computed on the basis of actual days elapsed and a year of 360 days.

          Section 2.6 ANNUAL FEE. The Borrower shall pay to the Lender an annual fee in an amount equal to one-half percent (.50%) of the Facility Amount (the "Annual Fee"). The Annual Fee shall be payable in advance on the Closing Date and on each anniversary of the date of this Agreement.

          Section 2.7 LETTER OF CREDIT FEE. The Borrower shall pay to the Lender an annual fee in an amount equal to one and one-fourth percent (1.25%) of the amount of any Letters of Credit issued pursuant to Section 2.1 (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable upon the issuance of any Letter of Credit and on each anniversary date of the issuance of any Letter of Credit so long as the Letter of Credit remains outstanding. The Letter of Credit Fee is in addition to any usual and customary charges of the Bank relating to the issuance of Letters of Credit, which charges shall be borne solely by the Borrower.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

          Section 3.1 CONDITIONS PRECEDENT. No Advances shall be made hereunder except upon the prior or simultaneous fulfillment of each of the following conditions:

               3.1(a) DOCUMENTS. The Lender shall have received the following:

                         (i) This Agreement executed by a duly authorized
                  officer (or officers) of the Borrower and dated the Closing Date.

                         (ii)  A copy of the corporate resolutions of
                  Borrower authorizing the execution, delivery and performance of this Agreement and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Agreement, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower.

                         (iii) A copy of the Articles of Incorporation of
                  Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a recent date acceptable to Lender and its counsel.



                         (iv) A certificate of good standing for Borrower in
                  the jurisdiction of its incorporation, certified by the appropriate

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                  governmental officials of a recent date acceptable to Lender and its counsel.



                         (v) A copy of the bylaws of Borrower, certified as of
                  the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                         (vi) A copy of the articles of organization or other organizational documents and bylaws, if any, of Guarantor, including all amendments thereto, certified as of the Closing Date by the Secretary or an Assistant Secretary of Guarantor.

                         (vii) A copy of the resolutions of the governing
                  board of the Guarantor authorizing the execution, delivery and performance of the Agreement and Loan Documents and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of Guarantor authorized to execute the Agreement and Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of Guarantor.

                         (viii) The Security Agreement, duly executed by
                  Borrower.

                         (ix)  An initial Borrowing Base Certificate.

                         (x) An Opinion of Counsel acceptable to Lender and its counsel.

                         (xi) The Guaranty duly executed by the Guarantor.

                         (xii)  Evidence of insurance required to be
                  maintained under Section 5.3, naming the Lender as loss payee in form and substance satisfactory to the Lender.

                         (xiii) The Landlord Waivers, duly executed.



                         (xiv)  Collateral Assignment of Trademarks.

                         (xv) Assignment of Trademarks executed in blank.

                         (xvi)  Collateral Assignment of Patents.

                         (xvii) Assignment of Patents executed in blank.

                         (xviii) A Debenture executed by Guarantor.

                         (xix) The Bailee's Letters.

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                         (xx) An Assignment of Accounts Agreement in form and
                  substance satisfactory to Lender.

                         (xxi) Such other documents as Lender may require.

               3.1(b) OTHER MATTERS. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper Borrower or governmental authorities.

               3.1(c) FEES AND EXPENSES. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

               3.1(d) PERFECTION. The Security Agreement and/or any and all financing statements with respect thereto shall have been appropriately filed to the satisfaction of the Lender; the Lender shall have received UCC searches and/or other Lien searches satisfactory to the Lender; and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender:

          Section 4.1 ORGANIZATION, STANDING, ETC. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution and delivery of this Agreement will not violate the Borrower's Articles of Incorporation or bylaws or any law applicable to the Borrower. No governmental consent or exemption is required in connection with the Borrower's execution and delivery of this Agreement.

          Section 4.2 FINANCIAL STATEMENTS AND NO MATERIAL ADVERSE CHANGE. The Borrower's audited financial statements as at December 31, 1997 and its

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unaudited financial statements as at August 31, 1998, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. The Borrower has no material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements.

          Section 4.3 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if determined adversely to the Borrower, would have, a material adverse effect on the condition of the Borrower. The Borrower is not in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on the Borrower.

          Section 4.4 TAXES. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

          Section 4.5 SUBSIDIARIES. The Borrower has no subsidiaries except Guarantor and ThrustMaster GmbH.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Until this Agreement shall have expired or been terminated and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

          Section 5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will furnish to the Lender:

               5.1(a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants selected by the Borrower and acceptable to the Lender.

               5.1(b) As soon as available and in any event within 30 days after the end of each fiscal month, unaudited financial statements for the Borrower for such month and for the period from the beginning of such fiscal year to the end of such month, substantially similar to the annual audited statements.

               5.1(c) Concurrently with each request for an Advance, and in any event not less than weekly, a Borrowing Base Certificate.

               5.1(d) As soon as practicable and in any event within fifteen days of the end of each month, (i) a listing of all accounts, together with an aging of all accounts and a reconciliation of such accounts against the listing submitted pursuant hereto for the immediately preceding month (including addresses and phone numbers of each account debtor submitted on a quarterly bassi), (ii) a list of all inventory, setting forth the cost of such inventory and all sales, returns and allowances and miscellaneous charges, and
(iii) a listing of all accounts payable, together with an aging of all accounts payable all in form and substance satisfactory to the Lender.

               5.1(e) Projected quarterly market development funds credit report with respect to the succeeding quarter to be received by March 31, June 30, September 30 and December 31 of each year and actual quarterly market development funds credit report with respect to the preceding quarter to be received by January 31, April 30, July 31 and October 30 of each year.

               5.1(f)   Subject to customer imposed limitations, retailer
stock status reports and retailer sell through reports upon request by Lender, and in any event not less than bi-monthly.

               5.1(g) Within five days after the due date, proof of payment or deposit, when due, of all withholding and F.I.C.A. taxes owing by the Borrower from time to time, in form and substance satisfactory to the Lender by a payroll service satisfactory to the Lender and whose services the Borrower shall at all times retain.

               5.1(h) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

          Section 5.2 CORPORATE EXISTENCE. The Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

          Section 5.3 INSURANCE. The Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated, including without limitation such insurance as may be required under the Security Agreement.

          Section 5.4 PAYMENT OF TAXES AND CLAIMS. The Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's books in accordance with GAAP.

          Section 5.5 INSPECTION. The Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate. The Borrower shall also allow the Lender and its agents to conduct periodic collateral audits of the Borrower's assets at such intervals as the Lender may choose, and the Borrower shall pay to Lender a fee in the amount of $750 per day per collateral audit, plus out-of-pocket costs and expenses incurred in connection with such collateral audits, (provided that so long as no Event of Default (as that term is defined in the Security Agreement) has occurred under the Security Agreement and is continuing, the Borrower shall not be require to pay for more than four (4) collateral audits in any calendar year).

          Section 5.6 MAINTENANCE OF PROPERTIES. The Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          Section 5.7 BOOKS AND RECORDS. The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

          Section 5.8 COMPLIANCE. The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

          Section 5.9 NOTICE OF LITIGATION. The Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding that could have a material adverse effect on the Borrower.

          Section 5.10 PLANS. The Borrower will maintain any employee benefit plans in compliance with all material requirements of applicable laws and regulations.

          Section 5.11  SPECIAL AGREEMENTS REGARDING ACCOUNTS.

               5.11(a) Collection of Accounts and all other amounts due to the Borrower shall be subject to the provisions of paragraphs 5 and 6 of the Security Agreement concerning the Lockbox and Collateral Account (as those terms are defined in the Security Agreement). The Borrower shall provide to the Lender a daily Collection Report of all Accounts collected. All collections received in the Collateral Account and reported to Lender on a Collection Report on a form furnished by Lender before 8:00 a.m. (Pacific
Time) on any Business Day that is a Monday through Thursday and 12:00 p.m. Fridays (Pacific Time), shall be applied to the payment of the Advances (in such order of application as the Lender may determine) on the day so received; PROVIDED HOWEVER, that for purposes of determining the interest due and payable on the unpaid balance of the Advances under Section 2.3, all collections received in the Collateral Account shall be applied to the unpaid balance of the Advances upon receipt of the daily Collection Report from Borrower evidencing deposits actually made and after allowing two (2) Business Days for collection.

               5.11(b) Subject to the rights granted to the Lender in paragraph 5 of the Security Agreement, all ledger sheets or cards, invoices, shipping records, correspondence, and other writings relating to accounts shall, until delivered to the Lender or removed by the Lender from the Borrower's premises, be kept on the Borrower's premises without cost to the Lender in appropriate containers in safe places.

               5.11(c) Upon the Lender's demand for payment, the Lender may remove from the Borrower's premises all books and records, correspondence, documents and files relating to accounts; and the Lender may without cost or expense to the Lender use such of the Borrower's personnel, supplies, space and equipment at the Borrower's place of business as the Lender may desire for the handling of collections. The Borrower will pay any and all out of pocket expenses and cost of collection (including reasonable attorney fees) incurred by the Lender in the Lender's handling of or effort to enforce collections.

               5.11(d) The Borrower warrants that, except as may be disclosed in the lists of Accounts furnished to the Lender: each customer billing statement correctly states the subject matter and terms of sale; the merchandise conforms thereto and is in all respects acceptable to the customer; the date of the billing statement is not prior to the date of shipment; the Account is not subject to any dispute, defense, offset or counterclaim; the account debtor is not a subsidiary or affiliated company; and the Borrower has no reason to believe the Account will not be paid in the regular course of business. The Borrower will notify the Lender promptly of any event, circumstance or communication with respect to any Account that is inconsistent with the foregoing representation.

          Section 5.12 REAFFIRMATION OF GUARANTIES. When so requested by the Lender from time to time, the Borrower will promptly cause the Guarantor or any other Persons who have guaranteed the obligations of the Borrower hereunder or any part thereof to execute and deliver to the Lender reaffirmations of their respective guaranties in such form as the Lender may require.

          Section 5.13 YEAR 2000. The Borrower will (a) review and assess its business operations and computer systems and applications to address any "year 2000 problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may be unable to perform properly date-sensitive functions before, during and after January 1,
2000); (b) develop a plan which will include expense estimates to address any year 2000 problem and to remediate any such problem by December 31, 1999.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until this Agreement shall have expired or been terminated and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

          Section 6.1 MERGER. The Borrower will not liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          Section 6.2 SALE OF ASSETS. The Borrower will not sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of Inventory in the ordinary course of business.

          Section 6.3 DIVIDENDS. The Borrower will not pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

          Section 6.4 INVESTMENTS. The Borrower will not make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

               6.4(a) Readily marketable investments in debt securities which are reasonably acceptable to the Lender.

               6.4(b) Travel advances to officers and employees in the ordinary course of business.

          Section 6.5 INDEBTEDNESS. The Borrower will not borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except for (i) the Advances under this Agreement (ii) existing indebtedness as disclosed on the most recent financial statement of the Borrower referred to in Section 4.1, and
(iii) purchase money Liens as set forth in Section 6.6(h).

          Section 6.6 LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

               6.6(a)  Liens granted to the Lender.

               6.6(b) Liens existing on the date of this Agreement and disclosed in those UCC or other Lien searches referred to in Section 3.1(d).

               6.6(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.

               6.6(d) Liens for taxes, fees, assessments and governmental charges not delinquent.

              6.6(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

               6.6(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

               6.6(g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

               6.6(h) Purchase money Liens on property acquired after the Closing Date, provided that, (i) the indebtedness secured thereby is permitted by Section 6.7 and (ii) such liens are limited to the property acquired and do not secure indebtedness other than the purchase price of such property.

          Section 6.7 CAPITAL EXPENDITURES. Borrower will not make Capital Expenditures in an amount exceeding $750,000 in any fiscal year.

          Section 6.8 CONTINGENT OBLIGATIONS. The Borrower will not guarantee or otherwise become liable on the indebtedness of any other Person in an amount in excess of $250,000 in the aggregate.

                                   ARTICLE VII

                             TERMINATION BY BORROWER

          This agreement shall continue in effect until terminated upon written notice delivered by the Borrower to Lender by certified mail. Termination shall not impair or affect, the Lender's rights existing as of the time notice of Termination is given.

          In the event that the Borrower gives notice to the Lender of the termination of this Agreement under Article VII hereof at any time prior to the first anniversary of the date of this Agreement, the Borrower will pay to the Lender a prepayment charge, as additional compensation for the Lender's costs of entering into this Agreement, in the amount of one percent (1%) of the Facility Amount unless the outstanding amount of the Borrower's obligations hereunder are (i) refinanced in full by an affiliate of U.S. Bancorp or (ii) if paid from public or private capital markets.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; PROVIDED that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          Section 8.2 COSTS AND EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and reasonable fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement, including all fees due Lender incurred pursuant to this Agreement. The obligations of the Borrower under this Section shall survive any termination of this Agreement. In the event such costs, fees or expenses are not promptly paid by Borrower on demand, Lender may set off the amount of any such costs, fees or expenses from funds available to Borrower. If the Borrower elects, the Borrower may treat the amount of any such costs, fees or expenses as an Advance hereunder.

          Section 8.3 WAIVERS, ETC. No failure on the part of the Lender to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

          Section 8.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; PROVIDED, HOWEVER, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

          Section 8.5 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant provided the prospective buyer or participant executes a non-disclosure agreement.

          Section 8.6 OFFSET. The Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender. The Borrower further agrees that any bank participating with the Lender in Advances hereunder may exercise any and all rights of setoff with respect to such participation as fully as if such participant had lent directly to the Borrower the amount of such participation.

          SECTION 8.7 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

          SECTION 8.8 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          SECTION 8.9 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ADVANCES AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 8.10 INDEMNIFICATION. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Lender and its affiliates and the directors, officers, employees, attorneys and agents of the Lender and its affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise: (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Lender by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise; provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

          Section 8.11 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

          Section 8.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        THRUSTMASTER, INC.



                                        By /s/ F. G. Hausmann Jr.
                                          -----------------------------------

                                        Print Name F. G. Hausmann Jr.
                                                  ---------------------------

                                        Title President and CEO
                                             --------------------------------

Address:

7175 NW Evergreen Parkway
Suite 400
Hillsboro, Oregon 97124


                                        U.S. BANCORP REPUBLIC COMMERCIAL
                                        FINANCE, INC.



                                        By
                                          ---------------------------------

                                        Print Name
                                                  -------------------------

                                        Title
                                             ------------------------------

Lender's Address:
2338 Central Avenue NE, Suite 200
Minneapolis, MN 55418
Fax: (612) 782-1801